UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2015

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment and Restatement of Employee Stock Purchase Plan and International Employee Stock Purchase Plan
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Gilead Sciences, Inc. (“Gilead”) held on May 6, 2015, Gilead’s stockholders approved an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) and an amendment and restatement of the Gilead Sciences, Inc. International Employee Stock Purchase Plan (the “International Plan” and together with the Purchase Plan, the “Plans”). The amendment and restatement of the Plans was approved by Gilead’s Board of Directors (the “Board”) on January 22, 2015, subject to the approval of Gilead’s stockholders, and became effective with such stockholder approval on May 6, 2015. As a result of such stockholder approval, the Plans were materially amended and modified (1) to increase the number of shares of common stock authorized and reserved for issuance under the Plans by an additional 12,000,000 shares and (2) to extend the term of each of the Plans until January 22, 2025.
A more complete description of the terms of the Plans and the material amendments and modifications thereto can be found in “Proposal 3 – Amendment to the Gilead Sciences, Inc. Employee Stock Purchase Plan and Gilead Sciences, Inc. International Employee Stock Purchase Plan” (pages 26-31) in Gilead’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2015 (the “2015 Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the 2015 Proxy Statement are qualified in their entirety by reference to the Purchase Plan and the International Plan, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 6, 2015 in Millbrae, California. Of the 1,483,062,658 shares of Gilead’s common stock entitled to vote at the meeting, 1,276,060,673 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.
Gilead’s stockholders elected 10 directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Cogan, Ph.D.	1,106,943,727	6,851,515	2,247,314	160,034,367
Etienne F. Davignon	1,097,300,881	16,504,393	2,237,282	160,034,367
Carla A. Hills	1,104,810,705	8,545,083	2,686,768	160,034,367
Kevin E. Lofton	1,107,352,679	6,441,503	2,248,374	160,034,367
John W. Madigan	1,105,729,342	7,992,651	2,320,563	160,034,367
John C. Martin, Ph.D.	1,075,253,632	35,428,655	5,360,269	160,034,367
Nicholas G. Moore	1,101,045,837	12,738,230	2,258,489	160,034,367
Richard J. Whitley, M.D.	1,106,067,283	7,752,900	2,222,373	160,034,367
Gayle E. Wilson	1,093,319,891	18,032,623	4,690,042	160,034,367
Per Wold-Olsen	1,108,363,003	5,468,203	2,211,350	160,034,367

Gilead’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board as its independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposal received the following votes:

Votes For	1,243,225,181
Votes Against	30,175,507
Abstentions	2,676,235

Gilead’s stockholders approved an amendment and restatement to the Purchase Plan and International Plan. The proposal received the following votes:

Votes For	1,102,239,112
Votes Against	6,972,162
Abstentions	6,831,282
Broker Non-Votes	160,034,367

Gilead’s stockholders approved, on an advisory basis, the compensation of Gilead's named executive officers as presented in the 2015 Proxy Statement. The proposal received the following votes:

Votes For	1,083,246,462
Votes Against	25,446,617
Abstentions	7,349,477
Broker Non-Votes	160,034,367

Gilead’s stockholders did not approve a stockholder proposal requesting that the Board take steps to permit stockholder action by written consent. The proposal received the following votes:

Votes For	505,424,493
Votes Against	606,323,630
Abstentions	4,294,433
Broker Non-Votes	160,034,367

Gilead’s stockholders did not approve a stockholder proposal requesting that the Board adopt a policy that the Chairman of the Board of Directors be an independent director. The proposal received the following votes:

Votes For	461,095,699
Votes Against	652,071,665
Abstentions	2,875,192
Broker Non-Votes	160,034,367

Gilead’s stockholders did not approve a stockholder proposal requesting that Gilead issue an annual sustainability report. The proposal received the following votes:

Votes For	258,478,669
Votes Against	577,314,918
Abstentions	280,248,969
Broker Non-Votes	160,034,367

Gilead’s stockholders did not approve a stockholder proposal requesting that the Board report on certain risks to Gilead from rising pressure to contain U.S. specialty drug prices. The proposal received the following votes:

Votes For	208,355,366
Votes Against	676,700,065
Abstentions	230,987,125
Broker Non-Votes	160,034,367

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Gilead Sciences, Inc. Employee Stock Purchase Plan, amended and restated on January 22, 2015
10.2	Gilead Sciences, Inc. International Employee Stock Purchase Plan, amended and restated on January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Executive Vice President and Chief Financial Officer

Date:    May 8, 2015